                                                                     EXHIBIT 4.1

                                 EARTHWEB INC.

                         REGISTRATION RIGHTS AGREEMENT

          This Agreement is made as of February 2, 1999, by and among EarthWeb Inc., a Delaware corporation (the "Company"), and the persons listed on the signature pages hereof (the "Holders"), who are holders of the Company's Common Stock, par value $.01 per share ("Common Stock").

                                   PREAMBLE

          The Company desires to extend registration rights to the Holders.

          NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, the Company and the Holders agree as follows:

Section 1.  Definitions.  As used in this Agreement, the following terms shall
            -----------
  have the following meanings:

     (a) "Commission" shall mean the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

     (b) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

     (c)  "Holders" shall have the meaning set forth in the preamble.

     (d) "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, and compliance with applicable state securities laws.

     (e) "Registrable Securities" shall mean all of the following to the extent the same have not been sold to the public: (i) any and all shares of Common Stock of the Company held by the Holders as of the date of this Agreement; (ii) any and all shares of Common Stock of the Company issued at any time during the term of this Agreement to the Holders pursuant to the Agreement and Plan of Merger dated as of February 2, 1999 by and among the Company and the Holders, any other parties; or
          (iii) stock issued in respect of the securities referred to in (i) or
          (ii) as a result of a stock split, stock dividend, reclassification, exchange, recapitalization or combination. Notwithstanding the foregoing, Registrable Securities shall not include otherwise Registrable Securities (A) that have been sold by a Holder in a transaction in which his rights under this Agreement are not properly assigned; or (B) (I) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (II) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale or
          (III) the registration rights associated with such securities have been terminated pursuant to Section 11 of this Agreement.

     (f) "Rule 144" shall mean Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, but shall not include Rule 144A.

     (g) "Rule 144A" shall mean Rule 144A under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, but shall not include Rule 144.

     (h) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar Federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

     (i) "Shelf Registration" means a registration effected pursuant to Section 2 hereof.

     (j) Shelf Registration Statement" means a shelf registration statement of the Company pursuant to the provisions of Section 2 hereof filed with the Commission which covers some or all of the Registrable Securities, as applicable, and, at the option of the Company, such shares of capital stock (or other securities of the Company) as the Company shall designate therein (the "Company Shelf Securities") on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          As used herein, all capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement and Plan of Merger dated as of February 2, 1999 by and among the Company, EW Acquisition Corporation, D&L Online, Inc. and the Holders.

Section 2.  Shelf Registration.
            ------------------

     (a) The Company shall file within 75 days from the date of this Agreement with the Commission a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders and the Company Shelf Securities by the Company from time to time in accordance with the methods of distribution elected by such Holders, or the Company, as the case may be, and set forth in such Shelf Registration Statement and, thereafter, and use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Act as promptly as practicable; provided, however, that no Holder shall be entitled to have the Registrable Securities held by him/her covered by such Shelf Registration unless such Holder is in compliance with the terms of this Agreement.

     (b) The Company shall use commercially reasonable efforts (i) to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by the Holders until two (2) years from its effective date or such shorter period that will terminate when all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, and (ii) after the effectiveness of the Shelf Registration Statement, promptly upon the request of any Holder to take any action reasonably necessary to register the sale of any Registrable Securities of such Holder and to identify such Holder as a selling securityholder.

     (c)  Registration Procedures.  In connection with any Shelf Registration
          -----------------------
          Statement, the Company shall:

          (i) prepare and file with the Commission a Shelf Registration Statement, on an appropriate form pursuant to Rule 415 of the Securities Act and which the Company is eligible to use, with respect to such shares and use its best efforts to cause such Shelf Registration statement to become and remain effective as provided herein;

          (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Act with respect to the disposition of all shares covered by such registration statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition from time to time of the prospective seller or sellers of such Registrable Securities; and

          (iii) use its best efforts to register or qualify the shares of Registrable Securities covered by such registration statement under such other securities or blue sky or other applicable laws of such jurisdiction within the United States as each prospective seller shall reasonably request, to enable such seller to consummate the public sale or other disposition in such jurisdictions of the shares of Registrable Securities owned by such seller; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not at the time so qualified or to take any action that would subject it to service of process in suits other than those arising out of the offer or sale of the Registrable Securities covered by such registration statement in any jurisdiction where it is not at the time so subject.

     (d)  Limitations on Offerings by the Holders.
          ---------------------------------------

          (i) Notwithstanding the other provisions of this Section 2, if at any time the Company desires to effect a registered offering of securities (pursuant to the Shelf Registration Statement or otherwise) and simultaneously therewith any Holder desires to effect an underwritten offering pursuant to a Shelf Registration Statement and if the underwriter, determines that (i) marketing factors require a limitation of the total number of shares to be underwritten, or (ii) the offering price per share would be reduced by the inclusion of the securities of the Company, then the number of shares to be included in the underwriting shall first be allocated among all Holders who indicated to the Company their decision to distribute any of their Registrable Securities through such underwriters in proportion, as nearly as practicable, to the respective numbers of shares of Registrable Securities which such Holders indicated initially they wished to be included in the underwriting, then the remainder, if any, to the Company.

          (ii) Anything in this Agreement to the contrary notwithstanding, the Holders shall not offer any Registrable Securities pursuant to the Shelf Registration Statement if such offering would require the Company (i) to furnish any financial statements other than as of the end of a fiscal quarter or (ii) to furnish any audited financial statements other than as of the end of a fiscal year unless the Holder(s) requesting such registration agree to bear the expenses of furnishing such financial statements, in each case, which have not otherwise been included in any filing prior to such time in any filing made pursuant to the Securities Act or Exchange Act. In addition to the foregoing, in the event of a proposed offering by a Holder pursuant to the Shelf Registration Statement, at such time as any registration statement would be required to include audited financial statement as of a fiscal year end, the Company may delay the dissemination of the required notice and the taking of any action to effect a supplement to the Shelf Registration Statement until such time as such audited financial statements are available in the ordinary course of business.

          (iii) No Holder shall offer any Registrable Securities pursuant to the Shelf Registration Statement within 30 days after the effectiveness of any other registration of the Company's capital stock which becomes effective after September 30, 1999; provided, that such prohibition shall not apply to the extent that it would prevent such Holder from selling the Schedule A amount of Common Stock during the applicable quarter in accordance with the Company's insider trading policies and such shares are not included in such other registration statement.

Section 3.     Piggyback Registration.
               ----------------------

     (a) If at any time, or from time to time, the Company shall determine to register any of its securities for its own account or the account of any of its shareholders, other than a registration relating solely to employee benefit plans, or a registration relating solely to an Commission Rule 145 transaction, a transaction relating solely to the sale of debt or convertible debt instruments or a registration on any form (other than Form S-1, S-2 or S-3, or their successor forms) which does not include at least substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

          (i) give to each Holder written notice thereof as soon as practicable prior to filing the registration statement; and

          (ii) include in such registration and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within fifteen

               (15) days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in subsection (b) below.

     (b) If the registration is for a firm commitment underwritten registered public offering the Company shall so advise the Holders as a part of the written notice given pursuant to subsection 3(a)(i). In such event, the right of any Holder to registration pursuant to Section 3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting and the number of Registrable Securities to be included in such offering shall be reduced to zero before any reduction in any securities to be offered by the Company on its own behalf. The Company shall so advise all Holders and the other Holders distributing their securities through such underwriting pursuant to piggy-back registration rights similar to this Section 3, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all Holders (and any other selling shareholders), pro
                                                                            ---
          rata, as nearly as practicable, based on the numbers of Registrable
          ----
          Securities and other shares proposed to be sold by selling shareholders, each such party wishes to register pursuant to this
          Section 3. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter prior to the execution of the applicable underwriting agreement by the Holder. If, by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the limit imposed by the underwriters), the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

Section 4.  Expenses of Registration.  In addition to the fees and expenses
            ------------------------
     contemplated by Section 5 hereof, all expenses incurred in connection with one registration pursuant to Section 2 hereof, and all registrations pursuant to Section 3 hereof, including without limitation all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits of the Company's financial statements incidental to or required by such registration, shall be borne by the Company, except that the Company shall not be required to pay underwriters' fees, discounts or commissions relating to Registrable Securities sold for the account of any Holder or fees of legal counsel for the Holders.

Section 5.  Registration Procedures.  In the case of each registration effected
            -----------------------
     by the Company pursuant to this Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration and as to the completion thereof. At its expense the Company will:

     (a) keep such registration pursuant to Section 3 continuously effective until the date on which the Holder or Holders have completed the distribution described in the registration statement relating thereto;

     (b) promptly prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act;

     (c) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request;

     (d) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

     (e) subject to Section 2(c)(iii), register or qualify such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as any Holder or underwriter reasonably requires;

     (f) cause all Registrable Securities covered by such registrations to be listed on each securities exchange, including NASDAQ, on which similar securities issued by the Company are then listed;

     (g) cause its accountants to issue to the underwriter, if any, or the Holders, if there is no underwriter, comfort letters and updates thereof, in customary form and covering matters of the type customarily covered in such letters with respect to underwritten offerings;

     (h) cause its counsel to issue to the underwriter, if any, or to the Holders, if there is no underwriter, opinions in customary form and covering matters of the type customarily covered in such opinions with respect to underwritten offerings;

     (i) enter into such customary agreements (including underwriting agreements in customary form);

     (j) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

     (k) immediately notify each Holder, at any time a prospectus covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

     (l) take such other actions as shall be reasonably requested by any Holder.

          For purposes of Sections 5(a) and 5(b) above, the period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby and six (6) months after the effective date thereof.

Section 6.  Indemnification.
            ---------------

     (a) In the event of a registration, qualification or compliance of any of the Registrable Securities under the Securities Act pursuant to Sections 2 or 3, the Company will indemnify and hold harmless each Holder of such Registrable Securities thereunder, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder, underwriter or controlling person may become subject under the Securities Act, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, any offering circular or other offering document or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law or rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, that, notwithstanding the foregoing,
                               --------
          the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder or underwriter specifically for use therein.

     (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company and each underwriter within the meaning of the Securities Act, and each other Holder, each of such other Holder's officers, directors and partners and each person controlling such other Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other offering document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other offering document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein; provided, however, the total amount for which any Holder, its officers, directors and partners, and any person controlling such Holder, shall be liable under this Section 6(b) shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of shares sold by such Holder under such registration statement bears to the total public offering price of all securities sold thereunder but not to exceed, in any event, the aggregate proceeds received by such Holder from the sale of Registrable Securities sold by such Holder in such registration, qualification or compliance.

     (c) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claims as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. The Indemnifying Party shall not be liable to indemnify any Indemnified Party for any settlement of any such action effected without the Indemnifying Party's consent. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

     (d) Notwithstanding the foregoing, to the extent that the provisions on indemnification contained in the underwriting agreements entered into among the selling Holders, the Company and the underwriters in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling as to the Registrable Securities included in the public offering.

     (e) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder shall be obligated to contribute pursuant to this Section 6(e) shall be limited to an amount equal to the proceeds to such Holder of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute.

     (f) The indemnification provided by this Section 6 shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any definition entitled to indemnification hereunder and the expiration or termination of this Agreement.

Section 7.  Lockup Agreement.  In consideration for the Company agreeing to its
            ----------------
     obligations under this Agreement, each Holder agrees in connection with any underwritten registration of the Company's securities in which such Holder participates pursuant to Section 3 hereof or any other underwritten registration which such Holder does not participate but for which the obligations set forth in this Section 7 would not prevent such Holder from selling the amount of Common Stock specified in Section 9(b) hereof during such a quarter in accordance with the Company's insider trading policies upon the request of the Company and the underwriters managing the underwritten offering of the Company's securities, not to publicly sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company and such underwriters for such period of time from the effective date of such registration as the Company and the underwriters may specify.

Section 8.  Information by Holder.  The Holder or Holders of Registrable
            ---------------------
     Securities included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be reasonably required in connection with any registration' referred to herein.

Section 9.  Sales.  (a)  With a view to making available to Holders of
            -----
     Registrable Securities the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times prior to the termination of this Agreement.

          (i) make and keep public information available, as those terms are understood and defined in Rule 144 and Rule 144A;

          (ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (iii) furnish to each Holder so long as such Holder owns any Registrable Securities forthwith, upon written request, a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (to the extent that it is then subject to any such reporting requirements), a copy of the most recent annual and quarterly report of the Company, and such other reports and documents filed by the Company under the Exchange Act as may be reasonably requested by such Holder in connection with availing the Holder of any rule or regulation of the Commission permitting the selling of such securities without registration.

     (b) Each Holder hereby agrees that any and all sales made by such Holder (other than pursuant to Section 3), whether pursuant to a Shelf Registration Statement, Rule 144 or any other exemption from the registration requirements of the Securities Act, shall not exceed, in the aggregate with all other Holders in any calendar quarter of the Company, that number of shares set forth on Schedule A hereto with respect to such calendar quarter; provided, that, in the event the Shelf Registration Statement is not effective by May 15, 1999, and the shares saleable under Schedule A during the period commencing on May 15, 1999 and ending on June 15, 1999 are not sold pursuant to Section 3 hereof, then such shares shall be added to the shares saleable in the next calendar quarter pursuant to Schedule A; provided, however, that commencing with the second calendar quarter of 2000, such number of shares shall equal the greater of that number of shares specified specified previously in this sentence and that number of shares equal to 20% of the "Average Weekly Trading Volume" (as hereinafter defined) for the four full calendar weeks immediately preceding the first day of such calendar quarter. For purposes of the foregoing, "Average Weekly Trading Volume" shall be determined by reviewing the trading volume for each week of the applicable four week period, adding together the trading volume for the two weeks which represent neither the greatest weekly volume nor the lowest weekly volume in such four week period, and dividing such sum by 2. In addition, all sales made by any Holder (other than pursuant to Section
          3) shall only be effected through J.P. Morgan & Company or such other underwriter which makes a market in the Common Stock which may be designated by the Company. Furthermore, Schedule A shall be amended
          (i) as and when any Additional Contingent Consideration is paid under the Merger Agreement in Common Stock to increase the number of shares saleable in such calendar quarter and the three succeeding calendar quarters so that such Common Stock shall be equally divided over the subsequent four quarters equally or (ii) to reflect any stock splits or other similar corporate events.

Section 10.  Transfer of Registration Rights.  The rights to cause the Company
             -------------------------------
     to register Registrable Securities of a Holder and keep information available granted to a Holder by the Company under Sections 2 and 3, may be assigned by a Holder to any partner or shareholder of such Holder, to one or more affiliated partnerships managed by such Holder, any other Holder, to any "Affiliate" of the Holder; or to a transferee or assignee who receives at least 50% of the Registrable Securities held by such Holder; provided, that the Company is given written notice by the Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned, and that said transferee or assignee agrees in writing to be bound by the terms and provisions of this Agreement as if an original signatory thereto.

Section 11.  Termination of Rights.  This Agreement shall terminate at 5:00 p.m.
             ---------------------
     Eastern time on March 31, 2001.

Section 12.  Miscellaneous.
             -------------

     (a)  Amendments. This Agreement constitutes the entire agreement of the
          ----------
          parties within respect to the subject matter hereof and may be amended or modified only by a writing signed by the Company and the Holders. The Holders hereby consent to future amendments to this Agreement that permit future investors to be made parties hereto and to become Holders of Registrable Securities.

     (b)  Counterparts.  This Agreement may be executed in any number of
          ------------
          counterparts, all of which shall constitute a single instrument.

     (c)  Notices, Etc. All notices and other communications required or
          ------------
          permitted hereunder shall be in writing and may be sent initially by facsimile transmission and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (i) if to a Holder, at such Holder's address set forth on the books of the Company, or at such other address as such Holder shall have furnished to the Company in writing, or (ii) if to any other holder of any Registrable Securities, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such securities who has so furnished an address to the Company, or (iii) if to the Company, one copy should be sent to the Company's current address at 3 Park Avenue, New York, New York 10019, or at such other address as the Company shall have furnished to the Holders. All such notices shall be effective and deemed duly given when received or when attempted delivery is refused.

     (d)  Non-Public Information.  Any other provisions of this agreement to the
          ----------------------
          contrary notwithstanding, the Company's obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed 60 days (and for periods not exceeding, in the aggregate, 120 days in any 24-month period) if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed.

     (e)  Severability.  If any provision of this Agreement shall be held to be
          ------------
          illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

     (f)  Governing Law. This Agreement shall be governed by and construed under
          -------------
the laws of the State of New York without regard to principles of conflict of law.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                              EARTHWEB INC.


                              By:/s/ Murray Hidary
                                 ---------------------------------
                                 Name:  Murray Hidary
                                 Title:  Executive Vice President


                              Holders

                              /s/ Lloyd Linn
                              ------------------------------------
                              Name:  Lloyd Linn


                              /s/ Diane Rickert
                              ------------------------------------
                              Name:  Diane Rickert